EX-99.B(g)(3)

Exhibit A

SECURITIES LENDING AGREEMENT

FUNDS OF WELLS FARGO FUNDS TRUST

1.	Asia Pacific Fund

2.	Asset Allocation Fund

3.	Balanced Fund

4.	Capital Growth Fund

5.	C&B Mid Cap Value Fund

6.	Common Stock Fund

7.	Corporate Bond Fund

8.	Discovery Fund

9.	Dividend Income Fund

10.	Emerging Markets Focus Fund

11.	Endeavor Large Cap Fund

12.	Endeavor Select Fund

13.	Enterprise Fund

14.	Equity Index Fund

15.	Government Securities Fund

16.	Growth Fund

17.	Growth and Income Fund

18.	High Income Fund

19.	High Yield Bond Fund

20.	Income Plus Fund

21.	Inflation-Protected Bond Fund

22.	Institutional Emerging Markets Fund

23.	Intermediate Government Income Fund

24.	International Core Fund

25.	International Equity Fund

26.	Large Cap Growth Fund

27.	Large Company Core Fund

28.	Mid Cap Disciplined Fund

29.	Mid Cap Growth Fund

30.	Opportunity Fund

31.	Outlook Today Fund

32.	Outlook 2010 Fund

33.	Outlook 2020 Fund

34.	Outlook 2030 Fund

35.	Outlook 2040 Fund

36.	Overseas Fund

37.	Short Duration Government Bond Fund

38.	Short-Term Bond Fund

39.	Short-Term High Yield Bond Fund

40.	Small Cap Disciplined Fund

41.	Small Cap Growth Fund

42.	Small Cap Opportunities Fund

43.	Specialized Financial Services Fund

44.	Specialized Health Sciences Fund

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45.	Specialized Technology Fund

46.	Strategic Income Fund

47.	Total Return Bond Fund

48.	Ultra Short Duration Bond Fund

49.	Ultra Short Term Income Fund

50.	U.S. Value Fund

51.	Value Fund

Most recent annual approval by the Board of Trustees: August 16, 2005

Exhibit A amended: December 1, 2005

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